                                                          EXHIBIT NO. 3.1


                             State of Delaware

                      OFFICE OF THE SECRETARY OF STATE
                      ________________________________



     I,  EDWARD J. FREEL, SECRETARY OF  STATE OF THE STATE  OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS  A TRUE AND CORRECT COPY OF  THE CERTIFICATE

OF  AMENDMENT OF  "DDC ACQUISITION  COMPANY", CHANGING  ITS NAME  FROM "DDC

ACQUISITION COMPANY" TO "DUAL HOLDING COMPANY", FILED IN THIS OFFICE ON THE

TWELFTH DAY OF JUNE, A.D. 1996, AT 12:16 O'CLOCK P.M.

     A CERTIFIED COPY OF  THIS CERTIFICATE  HAS BEEN FORWARDED  TO THE  NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.











[ S E A L ]




                              /S/ EDWARD J. FREEL, SECRETARY OF STATE
                              ---------------------------------------
                                  Edward J. Freel, Secretary of State


2230051  8100                 AUTHENTICATION:     7982768

960170968                               DATE:     06-12-96

                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                          DDC ACQUISITION COMPANY



     DDC  Acquisition Company,  a corporation  duly organized  and existing
under  the  General  Corporation   Law  of  the  State  of   Delaware  (the
"Corporation"), does hereby certify that:

     I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of
Section 242 and has been consented to in writing by the sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     II. Article I of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

          "The name of  the corporation is  Dual Holding  Company
          (the "Corporation")."


     IN  WITNESS   WHEREOF,  DDC  Acquisition  Company   has  caused   this
Certificate to be executed by C. Christopher Gaut, its authorized officer, on this 12th day of June, 1996.


                                        DDC ACQUISITION COMPANY


                                        By: /S/ C. CHRISTOPHER GAUT
                                            -----------------------------
                                            C. Christopher Gaut
                                            President